EXHIBIT 3.4
                      CERTIFICATE OF AMENDMENT
                                 TO
                     ARTICLES OF INCORPORATION

                                 OF

                           MO BETTA CORP.

     The undersigned, being the President and Secretary of Mo Betta Corp., hereby declare that the original Articles of the corporation were filed with the Secretary of State of the State of Nevada on March 24, 1987 and amended on October 22, 1998. Pursuant to the provisions of NRS 78.385-390, at a duly noticed and convened meeting on October 21, 1998, the Shareholders of the corporation, representing a majority of the voting power of the company's Common Stock unanimously voted for the following amendment to the Articles of Incorporation.

     Article I shall be amended as follows:

          ARTICLE 1. NAME: The name of the corporation is:

                       ALR TECHNOLOGIES INC.

     This amendment shall be effective on filing of this Amended
Certificate.

     THE UNDERSIGNED, being the President and Secretary of Mo Betta Corp. hereby declares and certifies that the facts herein stated are true and, accordingly, has hereunto set his hand this 7th day of December, 1998.


                         /s/ Robert G/ Eadie
                         Robert Gregory Eadie, President and Secretary

PROVINCE OF BRITISH COLUMBIA  )
                              )    ss.
COUNTRY OF CANADA             )

     On this 7th day of December, 1998, personally appeared before me, a notary public in and for said county and state, Robert Gregory Eadie, who, being duly sworn by me, did say that he is the President and Secretary of Mo Betta Corp., that the foregoing document was signed on behalf of said corporation by him; and that said corporation authorized him to execute the same.


                         /s/ John Lauinger
                         Barrister & Solicitor
                         100- 1075 West Georgia Street
                         Vancouver, BC V6E 3G2
                         Ph (604) 631-4763